UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

JANUARY 25, 2006
Date of Report (Date of earliest event reported)

TURINCO, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-30695	87-0618509
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 2610, 1066 West Hastings St.
Vancouver, BC Canada	V6E 3X2
(Address of principal executive offices)	(Zip Code)

(604) 684 4691
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01	Changes in Registrant’s Certifying Accountant

The Company has engaged Dohan and Company, Certified Public Accountants, as its principal independent registered public accounting firm effective January 25, 2006. Concurrent with this appointment, BDO Dunwoody LLP, Chartered Accountants ("BDO Dunwoody"), have resigned as principal independent registered public accounting firm of the Company effective January 25, 2006. The decision to change its principal independent registered public accounting firm has been approved by the Company’s board of directors.

During the period of BDO Dunwoody’s engagement as the Company's principal independent registered public accounting firm from September 9, 2005 to January 25, 2006, there were no disagreements with BDO Dunwoody on any matter of accounting principles or practices, financial statement disclosure or review scope or procedures. BDO Dunwoody did not report on any of the Company's financial statements and BDO Dunwoody has not advised the Company of any reportable event or default listed in paragraph (iv) of Regulation S-B Item 304(a)(1).

The Company has provided BDO Dunwoody with a copy of the foregoing disclosures and has requested in writing that BDO Dunwoody furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Company has received the requested letter from BDO Dunwoody wherein they have confirmed their agreement to the Company’s disclosures. A copy of BDO Dunwoody’s letter has been filed as an exhibit to this report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Exhibits

The following exhibits are included with this Current Report Form 8-K:

Exhibit	Description
16.1	Letter of BDO Dunwoody dated January 27, 2006.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURINCO, INC.

Date: January 30, 2006	By:	/s/ Michael Jervis

	Title:	Michael Jervis
Chief Executive Officer

3.